UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2021 (September 22, 2021)

CoreCivic, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5501 Virginia Way, Brentwood, TN 37027
(Address of principal executive offices) (Zip Code)

(615) 263-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	CXW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.          Entry into a Material Definitive Agreement

On September 22, 2021, CoreCivic, Inc., a Maryland corporation (the “Company”), and the subsidiary guarantors of the Company named therein (the “Guarantors”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Imperial Capital LLC, as representative of the underwriters listed on Schedule A thereto, for the issuance and sale of an additional $225.0 million aggregate principal amount of the Company’s 8.25% senior unsecured notes due 2026 (the “Additional Notes”). The Additional Notes will be issued by the Company and will constitute a further issuance of the $450 million aggregate principal amount of 8.25% senior unsecured notes due 2026 that the Company previously issued on April 14, 2021. The Additional Notes will be unconditionally guaranteed on a senior unsecured basis by the Guarantors (the “Guarantees”). The Additional Notes are being offered pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (the “SEC”) on April 6, 2021 (File No. 333-255070) (the “Registration Statement”).

The Company and the Guarantors have made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company, the Guarantors, the Registration Statement and offering documents related to the offering of the Additional Notes and the Guarantees. The Company and the Guarantors have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Subject to customary closing conditions, the sale of the Additional Notes is expected to close on or about September 29, 2021.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K (“Form 8-K”) and is incorporated herein by reference.

Item 8.01          Other Events

On September 22, 2021, the Company issued a press release announcing the public offering of the Additional Notes. A copy of the press release announcing the offering of the Additional Notes is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

On September 22, 2021, the Company issued a press release announcing the pricing of its public offering of the Additional Notes. A copy of the press release announcing the pricing of the Additional Notes is attached as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

The Company intends to use the net proceeds from the offering of the Additional Notes for general corporate purposes, which may include purchasing the Company’s existing $174.0 million principal amount of 4.625% senior notes due 2023 and the Company’s existing $250.0 million principal amount of 4.75% senior notes due 2027 in open market or privately negotiated transactions, and/or repayment of amounts outstanding under the Company’s revolving credit facility, Term Loan A or Term Loan B. To the extent the Company repays amounts outstanding under its revolving credit facility, such amounts may be reborrowed. There can be no assurance that the offering of the Additional Notes will be consummated.

This Form 8-K, including the Exhibits hereto, is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

This Form 8-K includes forward-looking statements regarding the Company’s issuance of the Additional Notes and its intended use of the net proceeds from the issuance of the Additional Notes. These forward-looking statements may be affected by risks and uncertainties in the Company’s business and market conditions. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company’s SEC filings, including the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as the risks identified in the preliminary prospectus supplement and the accompanying prospectus relating to the offering. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company, including the risk that the offering of the Additional Notes cannot be successfully completed. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits.

1.1
Underwriting Agreement, dated September 22, 2021, by and among the Company, the subsidiary guarantors named therein, and Imperial Capital, LLC, as representative of the several underwriters named therein.*

99.1	Press Release, dated September 22, 2021.

99.2	Press Release, dated September 22, 2021.

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document.

*	Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 23, 2021	CORECIVIC, INC.

	By:	/s/ David Garfinkle
David Garfinkle
Executive Vice President and Chief Financial Officer